Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Form 8-K of SBC Communications Inc. dated March 14, 1997, of our report dated February 27, 1997 on our audits of the consolidated financial statements of Pacific Telesis Group and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included in the Pacific Telesis Group Form 8-K dated March 13, 1997.

We also consent to the reference to our firm under the caption "Experts" in and the incorporation by reference in the following registration statements and related prospectuses of SBC Communications Inc. of our report dated
February 27, 1997, with respect to the aforementioned financial statements of Pacific Telesis Group:

Form S-3:  Nos. 33-49893 SBC Communications Inc. Dividend Reinvestment Plan
           and 333-08979

Form S-3:  Nos. 33-45490 SBC Communications Inc. and SBC Communications Capital
           and 33-56909    Corporation

Form S-8:  Nos. 33-38706 SBC Savings Plan and Savings and Security Plan
           and 33-54309

Form S-8:  Nos. 33-37451 Stock Savings Plans, Management Stock Savings Plan and
           and 33-54291    Stock Based Savings Plan

Form S-8:  No 33-49855   SBC Communications Inc. 1992 Stock Option Plan

Form S-8:  No. 33-61715  SBC Communications Inc. 1995 Management Stock Option
                           Plan


                              Coopers & Lybrand L.L.P.

San Francisco, California
March 14, 1997